SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  May 30, 1996


                 ADVANCED TOBACCO PRODUCTS, INC.
     (Exact name of Registrant as specified in its charter)

     TEXAS               0-12984                  74-2285214
(State or other     (Commission File         (IRS Employer
 jurisdiction of        Number)               Identification No.)
 incorporation)


16607 Blanco Road, Suite 1504, San Antonio, Texas      78232
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (210) 408-7077

                               N/A
  (Former name or former address, if changed since last report)


Item 5:   Other Events

     Pharmacia & Upjohn has recently filed a new drug application with the United States Food and Drug Administration (FDA) for its Nicotrol(TM) Nicotine Inhalation System. The Nicotrol(TM) product is intended as an aid to smoking cessation and is based on technology originally developed by Advanced Tobacco Products, Inc., d/b/a Advanced Therapeutic Products, Inc. (the "Registrant"). The Registrant sold the technology to Pharmacia-Leo (now Pharmacia & Upjohn) in 1987 in exchange for product royalties generally consisting of three percent (3%) of Net Sales (defined generally as sales to wholesale distributors). Subject to approval by the FDA, the Nicotrol(TM) Inhalation System will be marketed in the United States by McNeil Consumer Products Company of Johnson & Johnson.

     In Europe, Pharmacia & Upjohn has recently received approvals for the product from regulatory agencies in Italy and Denmark for over-the-counter sale. The product will be marketed in Europe under the Nicorette(TM) brand by Pharmacia & Upjohn and its related marketing companies. Pharmacia & Upjohn also expect approvals in other European countries by the end of 1996.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ADVANCED TOBACCO PRODUCTS, INC.
                                        (Registrant)



                              By:  /s/ J. W. Linehan
                                   J.W. Linehan, President,
                                   Chief Financial Officer
                                   and Chief Accounting Officer

                              Date:  June 7, 1996